EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (registration nos.33-29009; 33-31885, as amended by 33-51525; and 33-51527).




                                  ARTHUR ANDERSEN LLP




Dallas, Texas,
March 6, 1996